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                                                                 Exhibit (a)(5)

                           RECOMMENDED CASH OFFER FOR
               ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS
                                       OF

                                LUCASVARITY PLC
                                       BY
                                  J.P. MORGAN
                                  ON BEHALF OF
                               TRW AUTOMOTIVE UK
                          A WHOLLY OWNED SUBSIDIARY OF

                                    TRW INC.

THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 PM (LONDON
TIME), 10:00 AM (NEW YORK CITY TIME) ON 9 MARCH, 1999, UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF LUCASVARITY SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

                                                                6 February, 1999

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     J.P. Morgan Securities Inc. has been appointed by TRW Automotive UK (the "Offeror") to act as dealer manager in the United States (the "Dealer Manager") in connection with an offer by Morgan Guaranty Trust Company of New York ("J.P. Morgan"), on behalf of the Offeror, to purchase, upon the terms and subject to the Conditions set forth in the Offer to Purchase dated 6 February, 1999 (the "Offer to Purchase") and the accompanying Acceptance Forms (collectively, the "Offer"), all outstanding ordinary shares of 25p each ("LucasVarity Shares") of LucasVarity plc ("LucasVarity") for 288p in cash per LucasVarity Share, including all American Depositary Shares ("LucasVarity ADSs") of LucasVarity, each representing ten LucasVarity Shares and evidenced by American Depositary Receipts ("LucasVarity ADRs"), for L28.80 in cash per LucasVarity ADS.

     For your information and for forwarding to those of your clients for whom you hold LucasVarity ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.    The Offer to Purchase;

     2. The Letter of Transmittal to be used by holders of LucasVarity ADSs to accept the Offer;

     3.    The Notice of Guaranteed Delivery;

     4. A printed form of letter that may be sent to your clients for whose account you hold LucasVarity ADSs registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6.    The return envelope addressed to the US Depositary.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENT AS PROMPTLY AS POSSIBLE.

     THE OFFER CANNOT BE ACCEPTED IN RESPECT OF LUCASVARITY SHARES BY MEANS OF A LETTER OF TRANSMITTAL. A FORM OF ACCEPTANCE FOR ACCEPTING THE OFFER IN RESPECT OF LUCASVARITY SHARES CAN BE OBTAINED FROM THE INFORMATION AGENT OR THE UK RECEIVING AGENT (AS EACH SUCH TERM IS DEFINED IN THE OFFER TO PURCHASE).
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     In all cases, payment for LucasVarity ADSs purchased pursuant to the Offer will be made only after timely receipt by the US Depositary of LucasVarity ADRs evidencing such LucasVarity ADSs or a confirmation of book-entry transfer, together with the Letter of Transmittal properly completed and duly executed, and any other documents required by the Letter of Transmittal.

     If holders of LucasVarity ADSs wish to tender, but it is impracticable for them to forward their LucasVarity ADRs or other required documents on or prior to the expiration of the Subsequent Offer Period or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in paragraph 11(h) of Part B of Appendix I of the Offer to Purchase.

     The Offeror will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of acceptances of the Offer with respect to LucasVarity ADSs evidenced by LucasVarity ADRs. You will, however, be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your client.

     Inquiries you may have with respect to the Offer should be addressed to the Information Agent or the Dealer Manager, at the respective addresses and telephone numbers set forth in the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Manager.

     Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer to Purchase.

                                          Very truly yours,

                                          J.P. Morgan Securities Inc.
                                          60 Wall Street
                                          New York, New York 10260
                                          (877) 576-2040

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF J.P. MORGAN, THE OFFEROR, TRW INC., THE US DEPOSITARY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE UK RECEIVING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.